                                               AMENDED AND RESTATED
                                           INVESTMENT ADVISORY AGREEMENT

     AMENDED AND RESTATED  AGREEMENT made as of the 12th day of December,  2002,
by  and  between   OPPENHEIMER  MONEY  MARKET  FUND,  INC.  (the  "Fund"),   and
OPPENHEIMERFUNDS, INC. (hereinafter called ("OFI").

     WHEREAS, the Fund is an open-end, diversified management investment company
registered  as  such  with  the   Securities   and  Exchange   Commission   (the
"Commission")  pursuant to the Investment  Company Act of 1940 (the  "Investment
Company Act"), and OFI is a registered investment adviser;

     WHEREAS,  the  Fund  and  OFI  have  entered  into an  Investment  Advisory
Agreement dated July 30, 2002, that was approved by the Fund's shareholders at a meeting held July 29, 2002;

     WHEREAS,  the Fund and OFI have agreed, per a resolution dated December 12,
2002 of the Fund's Board of Directors,  to reduce the Fund's  management  fee on assets in excess of $3 billion;

     NOW,  THEREFORE,  in  consideration  of the mutual  promises and  covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

     The  Fund  hereby  employs  OFI and  OFI  hereby  undertakes  to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth.  OFI shall, in all matters,  give to the
Fund and its Board of Directors the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the  Investment  Company
Act  and  any  rules  or  regulations  thereunder;  (ii)  any  other  applicable provisions  of state or federal  law;  (iii) the  provisions  of the Articles of
Incorporation  and  By-Laws  of the Fund as  amended  from  time to  time;  (iv)
policies  and  determinations  of the Board of  Directors  of the Fund;  (v) the
fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the Investment Company Act or as such policies may, from  time to  time,  be  amended  by the  Fund's  shareholders;  and  (vi)  the
Prospectus  and Statement of Additional  Information  of the Fund in effect from time to time. The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation  with any of the Directors and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not  registered for public sale or not being traded on any securities market.

2.       Investment Management.

     (a) OFI shall,  subject to the direction and control by the Fund's Board of
Directors,  (i) regularly provide  investment advice and  recommendations to the
Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously the investment  program of the
Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii)  arrange,  subject to the provisions of paragraph "7" hereof,  for the purchase of securities and other  investments for the Fund and the sale of securities and other  investments held in the portfolio of the Fund.

     (b)  Provided  that the Fund shall not be required to pay any  compensation other  than as  provided  by the  terms of this  Agreement  and  subject  to the provisions  of  paragraph  "7" hereof,  OFI may obtain  investment  information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

     (c)  Provided  that  nothing  herein  shall be deemed to  protect  OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties, or reckless disregard of its obligations and duties under the Agreement,
OFI shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

     (d) Nothing in this Agreement shall prevent OFI or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way  limit  or  restrict  OFI or any of its  directors,  officers  or employees from buying,  selling or trading any securities for its own account or for the account of others for whom it or they may be acting,  provided that such activities will not adversely  affect or otherwise impair the performance by OFI of its duties and  obligations  under this  Agreement  and under the  Investment
Advisers Act of 1940.

3.       Other Duties of OFI.

     OFI shall, at its own expense,  provide and supervise the activities of all administrative  and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its  operations  as may  reasonably be required;
the  preparation  and filing of such reports  with  respect  thereto as shall be required by the Commission;  composition of periodic reports with respect to its operations for the shareholders of the Fund;  composition of proxy materials for meetings of the Fund's  shareholders  and the  composition of such  registration statements as may be required by federal  securities laws for continuous  public sale of shares of the Fund. OFI shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.       Allocation of Expenses.

     All other  costs and  expenses  not  expressly  assumed  by OFI under  this
Agreement,  or to be paid by the General  Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes;
(ii)  brokerage  commissions;  (iii)  premiums for fidelity and other  insurance coverage  requisite  to its  operations;  (iv)  the  fees  and  expenses  of its
Directors;  (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses;  (vii) expenses  incident to the redemption of its shares;  (viii)
expenses  incident to the issuance of its shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and  expenses,  other than as hereinabove provided, incident to the registration under federal securities laws of shares of the Fund for public  sale;  (x)  expenses of  printing  and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above,  all other  expenses  incidental to holding  meetings of the Fund's shareholders;  and (xii) such extraordinary non-recurring expenses as may arise, including  litigation  affecting the Fund and any obligation  which the Fund may have to indemnify its officers and Directors with respect thereto.  Any officers or employees  of OFI or any entity  controlling,  controlled  by or under common control with OFI, who may also serve as officers,  Directors or employees of the
Fund shall not receive any compensation from the Fund for their services.

5.       Compensation of OFI.

     The Fund  agrees to pay OFI and OFI  agrees to accept as full  compensation for the  performance  of all  functions  and duties on its part to be  performed pursuant to the provisions hereof, a fee computed on the aggregate net assets of the Fund as of the close of each  business day at the  following  annual  rates:
..45% of the first $500 million of aggregate  net assets;  .425% of the next $500 million of net assets; .40% of the next $500 million of net assets; .375% of the next $1.5 billion of net assets; and .35% of average annual net assets in excess of $3.0 billion.

6.       Use of Name "Oppenheimer."

     OFI hereby grants to the Fund a royalty-free,  non-exclusive license to use the  name  "Oppenheimer"  in the  name  of the  Fund  for the  duration  of this
Agreement  and any  extensions  or renewals  thereof.  Such  license  may,  upon termination  of this  Agreement,  be  terminated by OFI, in which event the Fund shall  promptly  take  whatever  action may be  necessary to change its name and discontinue any further use of the name "Oppenheimer" in the name of the Fund or otherwise.  The name  "Oppenheimer" may be used or licensed by OFI in connection with any of its activities or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

     OFI is  authorized,  in arranging  the Fund's  portfolio  transactions,  to employ or deal with such members of securities or commodities exchanges, brokers or dealers,  including  "affiliated"  broker dealers (as that term is defined in the Investment Company Act) (hereinafter "broker-dealers"),  as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the
"best execution"  (prompt and reliable  execution at the most favorable security price obtainable) of the Fund's portfolio  transactions as well as to obtain the benefit of such  investment  information  or research  as may be of  significant assistance to the performance by OFI of its investment management functions.

8.       Duration.

     This  Agreement  will take effect on the date set forth  above.  As of that date, it replaces the Fund's investment  advisory agreement dated July 30, 2002.
Unless earlier terminated  pursuant to paragraph 9 hereof,  this Agreement shall remain  in  effect  until  two  years  from the date of  execution  hereof,  and thereafter  will  continue  in  effect  from  year  to  year,  so  long  as such continuance  shall  be  approved  at  least  annually  by the  Fund's  Board  of
Directors,  including  the vote of the majority of the Directors of the Fund who are not parties to this  Agreement  or  "interested  persons" (as defined in the
Investment  Company Act) of any such party,  cast in person at a meeting  called for the purpose of voting on such  approval,  or by the holders of a  "majority"
(as defined in the Investment  Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Directors.

9.       Termination.

     This  Agreement  may be terminated  (i) by OFI at any time without  penalty upon giving the Fund sixty days'  written  notice (which notice may be waived by the Fund);  or (ii) by the Fund at any time  without  penalty  upon sixty  days'
written  notice to OFI (which  notice may be waived by OFI)  provided  that such termination  by the Fund shall be directed or approved by the vote of a majority of all of the Directors of the Fund then in office or by the vote of the holders of a "majority"  (as defined in the Investment  Company Act) of the  outstanding voting securities of the Fund.

10.      Assignment or Amendment.

     This Agreement may not be amended without the  affirmative  vote or written consent of the holders of a "majority" of the outstanding  voting  securities of the Fund, and shall automatically and immediately  terminate in the event of its
"assignment," as defined in the Investment Company Act.

11.      Definitions.

     The terms and provisions of this Agreement shall be interpreted and defined in a manner  consistent  with the provisions  and  definitions of the Investment
Company Act.

                                     OPPENHEIMER MONEY MARKET FUND, INC.

                                     By: /s/ Robert G. Zack
                                       ------------------------------
                                        Robert G. Zack
                                        Secretary

                                      OPPENHEIMERFUNDS, INC.

                                      By: /s/ Robert G. Zack
                                     --------------------------------
                                       Robert G. Zack
                                     Senior Vice President & General Counsel